UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 7, 2021

Entergy Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-11299	72-1229752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

639 Loyola Avenue, New Orleans, Louisiana		70113
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(504) 576-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered

Common Stock, $0.01 Par Value	ETR	New York Stock Exchange
Common Stock, $0.01 Par Value	ETR	NYSE Chicago, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 7, 2021, Leo P. Denault, the Chief Executive Officer of Entergy Corporation (the “Company”), entered into an amendment (the “Amendment”) to his retention agreement (the “Agreement”) to align the permission requirements of his Agreement with those of the Company’s System Executive Retirement Plan (“SERP”) with respect to post-age-65 separations by removing the requirement for permission to retire after age 65 to receive the supplemental credited service provided by the Agreement.  Under the terms of the SERP, participants must obtain permission to retire to receive SERP benefits upon separation from employment prior to age 65; after age 65, permission to retire is no longer required.  Prior to the Amendment, Mr. Denault’s Agreement required him to obtain permission to retire even after age 65 to receive, upon separation, the supplemental credited service provided by the Agreement; with the Amendment, Mr. Denault no longer needs such post-age-65 permission to retire.  However, the Amendment does not change the requirement that Mr. Denault obtain permission to retire before age 65 to receive his SERP benefits.  A copy of the Amendment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 7, 2021, the Company held its 2021 Annual Meeting of Shareholders (“Annual Meeting”). At the Annual Meeting, the Company’s shareholders: 1) elected the 11 directors nominated by the Company’s Board of Directors (the “Board”) to serve until the 2022 Annual Meeting of Shareholders and until their successors are elected and qualified; 2) ratified the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2021; 3) approved an advisory resolution to approve named executive officer compensation; and 4) approved the amendment to the Company’s Restated Certificate of Incorporation to permit it to issue preferred stock. The proposals are further described in the Company's definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (“SEC”) on March 26, 2021.

The table below sets forth the number of votes cast for and against, and the number of abstentions and broker non-votes, for each matter voted upon by the Company's shareholders.

Proposal 1 – Election of Directors

Nominee	Voted For	Voted Against	Abstentions	Broker Non-Votes
John R. Burbank	159,547,956	865,731	297,630	14,126,257
Patrick J. Condon	159,632,239	799,031	280,047	14,126,257
Leo P. Denault	148,523,656	11,850,552	337,109	14,126,257
Kirkland H. Donald	159,780,973	679,169	251,175	14,126,257
Brian W. Ellis	159,455,547	962,341	293,429	14,126,257
Philip L. Frederickson	159,789,974	654,579	266,764	14,126,257
Alexis M. Herman	146,485,460	13,855,555	370,302	14,126,257
M. Elise Hyland	159,687,562	737,456	286,299	14,126,257
Stuart L. Levenick	150,677,995	9,679,372	353,950	14,126,257
Blanche L. Lincoln	158,383,251	2,067,226	260,840	14,126,257
Karen A. Puckett	158,752,822	1,670,517	287,978	14,126,257

Proposal 2 – Ratification of Deloitte & Touche as the Company’s Independent Registered Public Accountants for 2021

Voted For	Voted Against	Abstentions
169,513,785	5,139,957	183,832

Proposal 3    Advisory Resolution on Named Executive Officer Compensation

Voted For	Voted Against	Abstentions	Broker Non-Votes
151,933,284	8,270,276	507,757	14,126,257

Proposal 4    An Amendment to Entergy’s Restated Certificate of Incorporation Authorizing the Issuance of Preferred Stock.

Voted For	Voted Against	Abstentions	Broker Non-Votes
153,707,111	6,610,287	393,919	14,126,257

Item 8.01 Other Events.

On May 10, 2021, our certificate of incorporation was amended and restated (the “Restated Certificate of Incorporation”) to provide authority to issue up to 1,000,000 shares of preferred stock, no par value per share, and to decrease from 500,000,000 to 499,000,000 the number of shares of common stock, par value of $0.01 per share, authorized for issuance. A copy of the Restated Certificate is attached hereto as Exhibit 3.1(i) and is incorporated herein by reference.

As a result of the amendments, our description of common stock is modified to read as follows:

Description of Common Stock

The following descriptions of our common stock and the relevant provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to the Restated Certificate that is filed as an exhibit to this current report and our bylaws which are filed as an exhibit to our most recent annual report on Form 10-K, in each case filed with the SEC. The following also summarizes certain applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and that summary is qualified by reference to the DGCL.

General

Our authorized capital stock consists of 500,000,000 shares, of which 499,000,000 shares, par value of $0.01 per share, are designated as common stock and 1,000,000 shares, no par value per share, are designated as preferred stock. Our Board is authorized to establish, from time to time, classes or series of the preferred stock and to fix the rights and preferences of each class or series of the preferred stock, including dividend rates and preferences, conversion provisions, voting rights, redemption provisions, liquidation rights and preferences, preemption rights and other matters; provided that no share of preferred stock shall have more than one vote per share.

Dividend Rights

We will pay dividends on our common stock as determined by our Board out of legally available funds. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or distributions or otherwise transfer funds to us. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends or distributions, loans or advances. If our Board fixes the rights of preferred stock and issues preferred stock, such preferred stock may be entitled, in preference to the common stock, to cumulative dividends at the rate fixed for each series by our Board.

Voting Rights

Holders of common stock are entitled to one vote for each share held by them on all matters submitted to our shareholders. Holders of our common stock do not have cumulative voting rights in the election of directors. Unless otherwise required by law and subject to any special voting rights that may vest in the holders of preferred stock, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the shares represented at a shareholder meeting and entitled to vote on the subject matter shall be the act of the shareholders. Under the DGCL, our Restated Certificate may be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the proposed amendment (which would include the common stock and any series of preferred stock which, by its terms or applicable law, was so entitled to vote), and, if any class or series of shares is entitled to vote as a class, then the proposed amendment must be approved by the required vote of each class or series of shares entitled to vote as a class. At a meeting for the election of directors at which a quorum is present, subject to the rights, if any, of holders of preferred stock that may have been issued, directors are elected by a majority of votes cast with respect to such director; provided, however, that, if the number of nominees is greater than the number of directors who will be elected, the nominees receiving a plurality of the votes cast will be elected as directors.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of our affairs, voluntarily or involuntarily, the holders of our common stock will be entitled to receive the remainder, if any, of our assets after the payment of all our debts and liabilities. In addition, if our Board fixes the rights of preferred stock and issues preferred stock, such preferred stock may be entitled, in preference to the common stock, in voluntary and involuntary liquidation, to the amounts fixed for each series by the Board, plus in each case, unpaid accumulated dividends.

Preemptive Rights

The holders of our common stock do not have a preemptive right to purchase shares of our common stock or securities convertible into such shares nor are they liable for future capital calls or to assessments by us.

Listing

Our common stock is listed under the symbol “ETR” on both the New York Stock Exchange and the NYSE Chicago.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, doing business as EQ Shareowner Services.

Certain Anti-Takeover Effects

General. Certain provisions of our Restated Certificate, bylaws and the DGCL could have the effect of delaying, deferring or preventing an acquisition of control of us by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by our Board. The provisions described below may reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt which is unfair to our shareholders.

Business Combinations. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the stockholder became an interested stockholder, subject to certain exceptions, including if, prior to such time, the board of directors approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. “Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested stockholder.” Subject to various exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s outstanding voting stock. The restrictions on business combinations with interested stockholders contained in Section 203 do not apply to a corporation whose certificate of incorporation or bylaws contains a provision expressly electing not to be governed by the statute; however, neither our certificate of incorporation nor our bylaws contain a provision electing to “opt-out” of Section 203.

Special Meetings. Pursuant to the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or bylaws. Our certificate of incorporation and bylaws provide that special meetings of stockholders may only be called by: our Board; the Chairman of our Board; a majority of the members of the entire Executive Committee of the Board; the Chief Executive Officer; or the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting.

Advance Notice Requirements for Shareholder Nominations and Proposals.  Our bylaws establish advance notice procedures with respect to stockholder proposals for annual meetings and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. A stockholder who wishes to bring a matter before a meeting must comply with our advance notice requirements and provide us with certain information. Additionally, vacancies and newly created directorships may be filled only by a vote of a majority of the directors then in office, even in the case that such directors may represent less than a quorum.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1(i)	Restated Certificate of Incorporation, dated May 10, 2021
99.1	Amendment to Retention Agreement effective May 7, 2021 between Leo. P. Denault
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
By: /s/ Marcus V. Brown
Marcus V. Brown Executive Vice President and General Counsel

Dated: May 10, 2021